Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”), dated as of December 29, 2017, is entered into by and between Select Energy Services, Inc., a Delaware corporation (“Select”), and Crestview Advisors, L.L.C., a Delaware limited liability company (the “Management Provider”).  Select and the Management Provider are sometimes referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, Select and the Management Provider are parties to that certain Management Services Agreement, dated December 19, 2016 (the “Management Agreement”), pursuant to which the Management Provider agreed to provide Select with certain management services relating to the affairs of Select, as set forth therein, during the term of the Management Agreement or until such time as Select and the Management Provider may otherwise agree in writing;

WHEREAS, pursuant to Section 2 of the Management Agreement, the Management Agreement may be terminated by either Select, on the one hand, or the Management Provider, on the other hand, at any time, with or without cause, upon 30 days’ prior written notice to the other Party;

WHEREAS, Select has determined that, in furtherance of certain of its business objectives and priorities, it is in the best interest of Select to terminate the Management Agreement;

WHEREAS, Select has undertaken an evaluation of the Services that have been provided by the Management Provider pursuant to the Management Agreement between the date of commencement of the Management Agreement and the date hereof;

WHEREAS, Select and the Management Provider have agreed that the Management Provider will be provided a payment in the amount of $637,699.00 (the “Termination Payment”) in consideration for such Services;

WHEREAS, each of Select, including the disinterested directors of Select, and the Management Provider have determined that the amount of the Termination Payment, in light of the Services that have been provided by the Management Provider pursuant to the Management Agreement, is fair and reasonable;

WHEREAS, the payment of the Termination Payment hereunder has been authorized and approved by the disinterested directors of Select; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Management Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      Termination of the Management Agreement.  Effective as of December 29, 2017 (the “Effective Date”) and upon payment of the Termination Payment, the Parties agree that the Management Agreement is terminated pursuant to the terms hereof and thereof, with no further liability (of any nature) arising for Select or any of its Subsidiaries in connection with such Management Agreement.

2.                                      Release.  Effective as of the Effective Date, each Party does hereby forever release, discharge and acquit the other Party of and from any and all claims, demands, obligations, liabilities, indebtedness, responsibilities, disputes, breaches of contract, breaches of duty or any relationship, acts, omissions, cause or causes of action (whether at law or in equity), debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, rights of offset, losses and expenses, of every type, kind, nature, description or character (“Claims”), whatsoever arising out of the Management Agreement or any acts or omissions of the other Party to the Management Agreement, occurring at any time before or after the date hereof, which in any way arise out of, are connected with or relate to the Management Agreement. For the avoidance of doubt, this provision shall not release, discharge or acquit any Party from any Claim other than Claims arising under the Management Agreement.

3.                                      Miscellaneous.

(a)                                 Successors and Assigns.  This Agreement and all covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any Party, shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties. Neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by any Party without the prior written consent of the other Party.

(b)                                 Survival.  For the avoidance of doubt, in accordance with Section 2(b) of the Management Agreement, nothing in this Agreement shall be deemed to amend, modify or terminate the indemnification obligations of Select set forth in Section 5 of the Management Agreement.

(c)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.  Any dispute or controversy arising from this Agreement shall be adjudicated in the Delaware Court of Chancery or, if such court does not have jurisdiction, any Delaware state court or United States federal court sitting in the State of Delaware, and any appellate court from any thereof, and the parties irrevocably submit to the jurisdiction of such courts in respect of any such action or proceeding.

(d)                                 Counterparts.  The Parties may execute this Agreement in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or PDF shall be effective as delivery of a manually executed counterpart to this Agreement.

(e)                                  Headings.  The headings used in this Agreement are for the purpose of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SELECT:

SELECT ENERGY SERVICES, INC.
a Delaware corporation

By:	/s/ Gary M. Gillette
Name:	Gary M. Gillette
Title:	Chief Financial Officer and Senior Vice President

MANAGEMENT PROVIDER:

CRESTVIEW ADVISORS, L.L.C.
a Delaware limited liability company

By:	/s/ Robert V. Delaney, Jr.
Name:	Robert V. Delaney, Jr.
Title:	Managing Director

[SIGNATURE PAGE TO TERMINATION AGREEMENT — MANAGEMENT SERVICES AGREEMENT]